Exhibit 10.6

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) is the type that the registrant treats as private or confidential.

ITC Cooperation Agreement

This ITC Cooperation Agreement (“Agreement”) is made effective as of July 31, 2026 (the “Effective Date”), by and between Netlist, Inc., having its principal place of business at 111 Academy Way, Suite 100, Irvine, CA 92617 (“Netlist”) and Samsung Electronics Co., Ltd., acting through Device Solutions, a company existing under the laws of the Republic of Korea, with its place of business at 1-1, Samsungjeonja-ro, Hwaseong-si, Gyeonggi-do, 18448 Korea (“Samsung”). (Each of Netlist and Samsung is referred to as a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, Netlist anticipates that it may serve one or more subpoenas or other discovery requests (“Discovery Request(s)”) upon Samsung or its directly or indirectly owned subsidiaries seeking documents or information in connection with certain ITC investigations pursued by Netlist;

WHEREAS, any materials that Samsung may provide in response will be produced solely in compliance with, and to the extent required by, the applicable rules of procedure and evidence and any order or process of the courts; and

WHEREAS, Samsung does not waive, and expressly preserves, all rights, objections, privileges, and protections available to it under applicable law with respect to any Discovery Request, and the Parties wish to set forth the terms under which Samsung will respond to any such Discovery Request.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

Section 1.DEFINITIONS

[***]

Section 2.SCOPE

2.1Production of Documents:  Upon request by Netlist, [***], during the Term of this Agreement, Samsung or its affiliate agrees to produce or provide certain information, documents, and declarations (“Samsung Documents”) in response to such request, as follows, to Netlist for use in [***] ITC investigations brought by Netlist (“ITC Investigation(s)”), [***].

2.2Scope of Production:  Subject to the conditions in Section 2.1 and 2.3, Samsung Documents include the following:

1)Reasonably available materials in Samsung’s possession, custody or control regarding Samsung’s products licensed under an applicable license agreement between Samsung and Netlist in the United States, [***];

2)Deposition transcripts and/or materials from earlier litigation matters and ITC investigations involving Netlist, [***];

3)Declarations of the relevant Samsung entities as necessary to authenticate any materials produced by Samsung pursuant to this Agreement. [***].

2.3[***]

Section 3.Outside Counsel’s Eyes Only

3.1Samsung Documents shall be deemed Highly Confidential — Outside Counsel’s Eyes Only (or similar designation). Upon receipt, Netlist shall be bound by the operative ITC Administrative Protective Order (“APO”) issued in the investigation for which Samsung Documents are produced. [***] any production or filing of Samsung Documents by Netlist shall maintain the aforementioned confidentiality designation subject to the APO.

3.2Netlist shall take all necessary measures to ensure that Samsung Documents are shielded from public disclosure and from access by Netlist’s in-house counsel and employees.

Section 4.[***]

Section 5.[***]

Section 6.RESERVATION OF PRIVILEGES; NO WAIVER

All Samsung Documents remain subject to all applicable privileges, protections, and immunities, including the attorney-client privilege, the work-product doctrine, and any other privilege or protection available under applicable law, Samsung does not waive, and shall not be deemed to have waived, any such privilege, protection, or immunity by reason of any production made hereunder, and no such production shall constitute a waiver, in whole or in part, in this or any other proceeding. Any inadvertent production of privileged or protected documents, materials, or information shall not operate as a waiver, and Samsung shall be entitled to the return, sequestration, or destruction of any such items upon request. Netlist does not waive, and shall not be deemed to have waived, any discovery legally available to it.

Section 7.[***]

Section 8.[***]

Section 9.TERM AND TERMINATION

9.1This Agreement shall commence on the Effective Date and shall continue for a period of five (5) years (“Term”).

9.2Sections 3, 4, 5, 6, 7, 8, 10 and 12 shall survive any termination or expiration of this Agreement.

Section 10.CONFIDENTIALITY

10.1The existence and terms of this Agreement, and the contents and existence of the Parties’ related discussions (including any related communications, negotiations, deliberations, proposals, and drafts) are confidential and shall not be disclosed by a Party without the other Party’s consent, except to any governmental body having jurisdiction and specifically requiring such disclosure, including the ITC; as may be required under applicable laws or regulations; to a Party’s advisors, subject to confidentiality obligations; and if disclosure is demanded in litigation or an investigation, subject to protective order that such disclosure shall be limited to “Attorneys’ Eyes Only.”

10.2All information provided by a Party to the other Party in connection with this Agreement, excluding Samsung Documents, shall constitute “Confidential Information” and shall be kept strictly confidential. Each Party shall protect and safeguard the other Party’s Confidential Information against unauthorized use or disclosure using no less than reasonable care. [***]. Neither Party shall make any public statements regarding this Agreement without the prior written consent of the other Party.

Section 11.NOTICES

Except for Section 2,3, all notices, consents, approvals, requests, and other communications under this Agreement (each, a “Notice”) must be in writing and delivered personally or by recognized overnight courier, and will be deemed given:  (a) when delivered personally, upon delivery; or (b) when sent by a recognized overnight courier, upon written confirmation of delivery or receipt. Notices must be sent to the addresses set forth below (or to such other addresses as a Party may designate by Notice in accordance with this Section).

If to Netlist:

Name: Richard Kim
Title: Vice President of IP Strategy
Address: 111 Academy, Irvine, CA 92617
Email: [***]
Phone: [***]

If to Samsung:

Name: Inseong Na
Title: Head of Licensing Group
Address: 1-1, Samsungjeonja-ro,
Hwaseong-si, Gyeonggi-do, 18448 Korea
Email: [***]

Phone: [***]

Section 12.GENERAL PROVISIONS

12.1Neither Party may assign, delegate, or transfer this Agreement or any of its respective rights or obligations herein, by operation of law or otherwise, to any third party without the prior written consent of the other Party. Any assignment in violation of this Section shall be void and of no effect.

12.2Except as set forth in Section 8, each Party shall bear its own expenses, costs, and fees in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement, whether or not the transactions contemplated herein are consummated. If the negotiations do not result in the execution of this Agreement, neither Party shall be liable to the other for any claims, expenses or other obligations relating to the discontinuance of negotiations or the failure to enter into this Agreement or the transactions contemplated herein.

12.3This Agreement is governed by and is to be construed in accordance with the laws of [***] without regard to its conflict of laws provisions and as if entirely performed therein. [***].

12.4[***]

12.5This Agreement constitutes the entire understanding between the Parties and supersedes and cancels all prior agreements, express or implied, written or oral, with respect to the subject matter hereof. For the avoidance of doubt, no right or obligation in this Agreement is conditioned upon the performance of any purported obligation in any oral or written agreement other than this Agreement. This Agreement may be modified, but only by a written agreement executed in the same manner as this Agreement.

12.6This Agreement may be executed in duplicate, each of which will be deemed an original, but both of which will constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SAMSUNG ELECTRONICS CO., LTD.		NETLIST, INC.
By:	/s/ Wonjoo Suh	By:	/s/ Richard Kim
Name:	Wonjoo Suh	Name:	Richard Kim
Title:	Corporate EVP, Head of IP Team	Title:	Vice President of IP Strategy
Date:	August 4, 2026	Date:	August 4, 2026